10% UTILITY COST REDUCTION LEASE AGREEMENT

A GUARANTEED 10% YEARLY ELECTRIC AND GAS COMBINED
UTILITY COST REDUCTION FROM POWER SAVE
INTERNATIONAL, INC. (Hereafter Identified As PSI or Lessor FOR A COGENAIRHEAT SYSTEM PLACEMENT FOR:

Date:
NAME
    (Hereafter identified as Lessee or Site)

Contact:
CITY, STATE & ZIP_
Phone
Fax:

                                                          Year        Month
Prior 12 Month Certified Electric & Gas Utility Bills  $223,745.    $22,374.
                       10% Reduction or Savings.....     22,374.      1,864.
90% Yearly Budget Amount ...........................    201,371.     16,780.

Each of A, B, C, D, E and F applies to the
equipment described above and in any Schedules
attached hereto.
SYSTEM   -   SEE SCHEDULE "A"

                         EXAMPLE

A.  INITIAL                               D.  AGREEMENT LEASE END
      INSTALLED COST     $344,990.         PURCHASE OPTION
      PSI Funded                                @ 120 Months
                                               [See Section 23 of Lease]
B.  UTILITY CO REBATES   $18,000.
      Net System                               120 months...$172,495.
        Installed Cost   $326,990.
                                           E.  TAX BENEFITS
C.  ADVANCE CASH                               [See Section 17 of Lease]
      PURCHASE  PRICE                          Lessor Retains Depreciation

                                           F.  CONTRACT TYPE
                         $96,738.               True Lease

THE ADDITIONAL PROVISIONS ON PAGE 2 THROUGH 11
HEREOF WITH SCHEDULE "A" ARE INCLUDED IN, AND MADE
A PART OF THIS LEASE WHICH LESSEE ACKNOWLEDGES AND
HAS READ.  THIS IS AN IRREVOCABLE PLACEMENT
AGREEMENT FOR THE TERM INDICATED ABOVE.  THE SITE
ACKNOWLEDGES RECEIPT OF A SIGNED, TRUE AND EXACT
EXECUTED COPY OF THIS AGREEMENT.





(Lessee)                        (Lessor)


By                                By
Authorized Signature &
Title                      Chairman, C.E.O.

Date                                   Date

POWER SAVE INTERNATIONAL, INC. Irrevocably and
Unequivocally Guarantees for 120 months (10 years) the named site, a 10% yearly reduction in the combined foundation utility cost of KWD/KWH
Electric and Gas Therms as adjusted, by yearly audit against the initial foundation utility costs as determined, in the PSI Feasibility Study Per
Utility Company Figures for the prior 12 Mos.

POWER SAVE agrees to provide installation of the herein described Co-Generation System at PSI's cost and expense. PSI will be totally responsible thru a Qualified HVAC Company, to maintain and service the installed systems.

The Site will allow PSI the right to have said systems installed and hereby agrees to provide PSI with copies of the current monthly utility bills, along with copies each month, of the agreed Budget
Payments made to the respective Utility Companies and Power Save for each and every month for the next 120 months as set forth above.

The Site Party identified on page one, has agreed to proceed with a Co-Generation installation from PSI, based upon a "NO OUT OF POCKET COST"
Guaranteed 10% Yearly Reduction of Combined
Foundation Electric and Gas Utility Bills as presented in a Power Save International, Inc.
(PSI) Feasibility Study dated _8/12/99_.

The applicable Utility Companies have received
copies of the Feasibility Study, and upon
confirming compliance with their respective
parameters have agreed to pay Cash Rebates
Totaling            as part payment of the
installation costs. Said amount will be passed through by the Site to PSI.



The system is Guaranteed and will be monitored by computer off site by PSI, Installed and Serviced by Pyke Mechanical Inc. (PYKE) based on the terms of a separate Preventive Maintenance Agreement placed with them by PSI.

The parties understand and agree that the above mentioned Feasibility Study has been compiled from the prior 12 months historically specific parameters of usage, operating conditions and base costs. It is assumed that these guidelines will continue to be followed as the numbers generated can be affected by Rate Changes, Weather Degree
Day Temperatures and Building Operations.

The parties agree that all reductions in combined applicable Utility Costs generated by the systems are the property of PSI to cover amortization of systems, maintenance and profits. The Site's participation is limited to the 10% Reduction from the Computer Generated Foundation Rate, Usage and
Costs.

The site shall furnish copies of utility bills each month to PSI and notify PSI of any changes in the use of the structure or operational equipment, which could have a positive or negative effect on the accurate tracking of the related costs or savings. The site also agrees to follow
PYKE/PSI's operating instructions.

PSI will then provide the Site with a computerized yearly audit, using the procedures and formula as generally outlined and detailed in the accompanying Section "A". The results will be analyzed by PSI and the Site to confirm that the results are within the stated parameters to maintain or change the forthcoming 12 months
Budget Payment Amounts.

       SECTION "A"

UTILITY COSTS BUDGET PAYMENTS AND YEARLY AUDIT
DETAILS

The Computer Model Parameters for Comparison of
Usage Between the PSI Feasibility Study Foundation
Usage and Related Utility Costs Adjusted for
Current Conditions Commencing with the First
Anniversary and Continuing on Each Anniversary
Thereafter, Throughout the Term of the First 120
Month, 10% Guaranteed Combined Savings On Electric and Gas Utility Costs follows:



1.  The foundation or base operating hour
conditions and utility rates for electric and natural gas, the operating hours and the temperatures maintained, shall be the operating conditions and rates in effect and used for the Power Save Feasibility Study. The foundation conditions derived from a Utility Company printout, savings, and costs including maintenance, or including equipment replacement reserves, shall be recorded as part of the systems commissioning data constituting the base for the Guaranteed 10% Yearly Utility Cost Savings commencing on startup, of which the Site shall receive a copy. Said initial information shall be the base line for each years audit comparison through the term of this Utility Cost Savings
Agreement.

2.  On an annual basis, the number of
KWD/KWH/Therms as applicable, shall be adjusted for Degree Day Temperatures and Rate Changes, totaled and compared with the Initial Foundation or Base 12 months. Due consideration and adjustment shall be made for any changes in operating hours or percentage of occupancy, etc.

3. The foundation utility usage shall then be converted into dollars taking into consideration changes, if any, in the rate structures during the course of the current year.

4. Degree-day temperature changes, if any, or changes in the operating hours of the systems or the utilization or temperatures of the building shall be computed and set forth separately, with adjustments for any impact.

5. The results of the annual evaluation shall then be compared to the foundation rates and costs and then the Foundation Rate and Costs shall be adjusted up or down, on an apple for apple basis.
The difference in costs shall be the basis for establishing the forthcoming 12 Month Budget
Utility Payments.

6.  In the event that the parties have a
difference of opinion and cannot come to mutual agreement in respect to interpretation of the audit, they hereby agree to submit to formal mediation by which a professional mediator chosen by the parties will make a decision and the parties irrevocably agree to be bound by the mediator's decision.





TERMS AND CONDITIONS OF LEASE PLACEMENT


1.   EQUIPMENT:  SELECTION AND PURCHASE.  Lessor
Leases to Lessee and Lessee hires from Lessor, the personal property described above (the
"equipment") and in schedule "A" attached hereto.
Lessor has selected both the equipment and the supplier for shipment directly to Lessee. Lessor shall not be liable for any loss or damage by reason of supplier's delay or failure to ship any item of equipment. If for any reason any equipment is not delivered to and accepted by Lessee within six (6) months from the date of (i)
Lessor's purchase order or (ii) Lessee's execution of this Lease, whichever first occurs, Lessor may terminate the lease of such equipment upon written notice to Lessee and Lessee may terminate the lease of such equipment upon written notice to Lessor.

2. Lessor represents that the equipment is of such design and condition so as to be sufficiently durable and suitable for Lessee's purposes.
Lessor assigns to, authorizes and appoints Lessee to enforce, if necessary, in its own name, any claim, warranty, agreement or representation which may be made against the supplier.

3. ACCEPTANCE; REJECTION. Within 15 days after the systems have been started and made operational, unless Lessee notifies Lessor in writing of any defects in or other discrepancies with respect to such equipment, it has been unconditionally accepted by Lessee for lease hereunder.

4. INITIAL TERM. The initial lease term for each item of equipment shall commence on the date such equipment is activated by Lessee and shall terminate after the expiration, from the rental commencement date, of the number of months set forth with respect to such type of equipment on the face of this Lease and the Schedule pertaining thereto.

5.   RENT.  The Foundation Yearly Budget Utility
Costs are $223,745 or $18,645 Monthly. The 10% reduction brings that amount to $16,780 to be paid for 120 months, subject to the yearly adjustments, if any. The site will pay the current months
Electric & Gas Utility bills, deduct that amount from the $16,780 and pay the remaining balance to PSI each month as rent for the equipment as set forth herein at the office of Lessor or to such other person and/or place as Lessor may from time to time designate in writing. Rent payments shall be made in advance on the commencement date of the lease and on the same day of each month thereafter.

Lessee agrees to pay, to the extent permitted by law, a collection service charge of $50.00 or two percent (2%) of the delinquent payment, whichever is greater, plus interest on such delinquent amount from the due date thereof until paid at one and one-half percent (1-1/2%) per month, or the highest contract rate permitted by law, whichever is less.

Lessor agrees to waive the above stated 2% penalty for delinquent payment and interest, unless it is shown that the Lessee has established a willful and arbitrary pattern of deliberately withholding or delaying the payment agreed upon.

6.   ADJUSTMENTS IN RENT.  Power Save
International, Inc. agrees, upon notification and written demand from Lessee, that within 30 days of the anniversary date each year, if the audit determines the payments made by Lessee and established in this document have exceeded the Foundation or Base Actual Utility Usage amounts adjusted for current year Foundation Changes, PSI hereby agrees to rebate the difference.
Correspondingly, the Site agrees that within thirty (30) days of receiving the audit they will reimburse PSI for any excess utility costs not covered by the Budget Payments. The assignment of this lease to a third party does not release PSI or the Site from that obligation.

6a. It is understood and agreed by both parties that the systems which are subject to this Lease, will generate certain utility and reserve savings, which are identified in the Feasibility Study along with the initial foundation utility costs at commissioning. The initial Budget Payment amounts have been mutually agreed upon, out of which the site will first take a 10% reduction in the Budget
Utility Cost Payments. The formulas mutually agreed by Lessee and Lessor are based on the foundation 12 months Site utilization, utility rate structures and degree day temperatures.

The Lessee shall furnish copies of utility bills, each month to the Lessor, and notify the Lessor of any changes, in the business use of the structure or equipment, which could have a positive or negative effect on the accurate tracking of the related costs or savings. The Lessee is responsible to keep in Good Operating Condition their Existing Mechanical Infrastructure which could have an adverse effect on the Systems, provided under this Agreement.

Lessor will then provide Lessee with computerized yearly reports, using the procedures and formula as generally outlined above and detailed within and as part of Section "A". The results will be utilized and considered by Lessor and Lessee to evaluate the performance benefits and determine adjustment, if any, to the scheduled Budget
Distribution Amounts for the forthcoming year.
The scheduled distribution monthly payments shall be increased or decreased on a yearly basis to compensate for any variance exceeding the projected scheduled amounts. The forthcoming
Monthly Budget Payment amount shall be adjusted yearly, to compensate for whatever the exact costs and/or variance shall be in the forthcoming years.

7. LOCATION; INSPECTIONS. Lessee shall keep or permanently store, as appropriate, the equipment in Lessee's possession and control at the location designated in the Schedule of such equipment, or at such other location to which the equipment may have been moved with the prior written consent of Lessor.

Whenever requested by Lessor, Lessee shall advise
Lessor as to the exact location of the equipment.
Lessor, during business hours, may enter the premises where the equipment is located and inspect and do maintenance on same.

8. REPAIRS; MAINTENANCE; USE; ALTERATIONS. Lessor shall monitor the systems by computer off site and shall, by a separate agreement outlined in Schedule "A" and made a part of this lease agreement, retain a Qualified HVAC Company selected by the Lessor, to provide a service and maintenance agreement at the expense of Lessor.

Lessor shall therefore accordingly at its sole expense, keep all systems furnished under this Agreement in good repair, condition and working order as outlined in the Schedule "A" Maintenance
Agreement and specifically excluding the costs of replacement filters, or filter service, if any.
If lighting is included in this lease, the cost of replacement bulbs or ballasts are excluded unless the failure falls within a specified written warranty period. Lessee agrees to maintain accurate and complete records of all repairs and maintenance to all other connected equipment and allow Lessor to inspect such records at any time during business hours of Lessee.

Once installed, notwithstanding the foregoing, should Lessor or Lessor's assign, fail to perform its emergency service responsibilities under the terms of this Lease, within a reasonable period of time after notification by Fax that the systems are out of service, if Lessor has not responded within 24 hours and started repairs within a reasonable time, Lessor acknowledges that Lessee may have a State Certified Mechanical, Refrigeration and Air Conditioning Company perform such Emergency Services. The cost of that service by others may be deducted by Lessee from the Monthly Budget Payment.

Without the prior written consent of Lessor, Lessee shall not make any alterations, additions or improvements to the equipment which are permanent or which detract from its economic value or functional utility, except as may be required pursuant to the preceding paragraph of this
Section 8, or except as determined to be necessary by the approved company.

Lessee understands that lessor may at lessors expense add to the systems or modify operations to maximize economic benefits.

All additions and upgraded technology improvements to increase equipment efficiency shall belong to and immediately become the property of Lessor and shall be returned to Lessor with the equipment upon the expiration or earlier termination of this Lease, and shall become an additional valued increase in the buyout price.

If Lessor does not meet its service maintenance and other specific obligations under this Lease, this Lease will terminate and Lessee will, at their option, either (a) remove equipment and dispose of equipment with all costs associated with removal and disposal to be borne by Lessor, or (b) purchase the Systems from Lessor at the price of Systems Initial installed cost minus depreciation at a rate of 10% per year or a purchase price either previously elected by or available to Lessee under the Lease minus the service maintenance fees; whichever purchase price is less.

9. LOSS; DAMAGE. If insurance is not maintained, or if the Lessee allows Other Parties access so that the Systems can be damaged, Lessee assumes and shall bear the risk of loss and damage to the equipment from every cause whatsoever, whether or not insured.

In the event of any loss or damage to the equipment, Lessee, shall place the same in good repair, condition and working order.

10. INSURANCE. Commencing on the date risk of loss passes to Lessor from the supplier and continuing until Lessee has re-delivered possession of the equipment to Lessor, Lessee, at its expense, shall keep the equipment insured against all risks of loss or damage from every cause whatsoever for the full, undepreciated replacement value (new) of the equipment, and shall carry public liability insurance, both personal injury and property damage, covering the equipment and its use. All insurance shall be of a type, form, in amounts, with companies and contain terms and conditions satisfactory to Lessor.

Certificates of Insurance or other evidence satisfactory to Lessor, including the original or certified copies of the actual policies showing the existence of insurance in accordance herewith, and the terms, conditions of insurance payable as a result of loss of, or damage of equipment, shall be applied toward payment to place the systems in good repair. Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any insurance policy.

11. LIENS; TAXES. Lessee shall keep the equipment free and clear of levies, liens and encumbrances.

LESSOR WILL FILE ALL PERSONAL PROPERTY TAX RETURNS
COVERING THE EQUIPMENT AND WILL PAY THE PERSONAL
PROPERTY TAXES LEVIED OR ASSESSED THEREON.

12. INDEMNITY. Lessee does hereby assume liability for and does agree to indemnify, protect, save and keep harmless Lessor from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including court costs and legal expenses, of whatever kind and nature, imposed on, incurred by or asserted by others, against Lessee.

13. SURRENDER. Unless ownership rights are purchased by the Lessee, at the expiration or earlier termination of the initial lease term of each item of equipment, or Lessee renews this Agreement for an added 10 year period, Lessee authorizes Lessor, at its expense, to remove such equipment, and return it at such place and by such reasonable means as may be designated by Lessor in the same repair, condition and working order as at the commencement of the lease term thereof, reasonable wear and tear resulting from proper use excepted. Lessee agrees to pay for all damage to equipment other than that attributable to ordinary wear and tear.

The Lessor will pay for any damage done to the equipment as a direct result of removal.

14.  ASSIGNMENT.  Without the prior written
consent of Lessor, which shall not be unreasonable withheld, Lessee shall not assign, transfer, pledge or hypothecate this Lease, any equipment or any interest in this Lease or in and to the equipment or permit its rights under this Lease to be subject to any lien, charge or encumbrance of any nature. Lessee's interest herein is not assignable and shall not be assigned or transferred by operation of law.

All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred or otherwise disposed of, either in whole or in part, without notice to Lessee but always, however, subject to the rights of Lessee. The Lessor will have the right to transfer or assign the financial aspects but will not have right to assign, pledge, transfer, dispose of rights and obligations of the System without the prior written consent of the Lessee.

AN ASSIGNEE OF LESSOR SHALL BE LIABLE WITH RESPECT
TO LESSEE AS IF SUCH ASSIGNEE WAS THE ORIGINAL
LESSOR HEREIN.

Subject to the foregoing, this Lease inures to the benefit of, and is binding upon the heirs, legatee's, personal representatives, successors and assigns of the parties hereto.

15. DEFAULT. Any of the following events or conditions shall constitute an event of default hereunder: (a) Lessee's failure to pay when due any Budget Utility Payment, Utility Bills, PSI's monthly payment, or other amounts due hereunder within ten (10) days after the due date, and after
(3) days have passed after Lessee has received notice of default and has failed to pay such amounts due. (b) Lessee's default in performing any other term, covenant or condition hereof or under any other agreement between Lessor and Lessee if such default is not cured within ten
(10) days after written notice thereof except as provided in (c) or (d); of this Section 15; (c) seizure of any equipment under legal process; (d)
Lessee's failure to comply with its obligations under Section 10 or Section 14; (e) the filing by or against Lessee of a petition for reorganization or liquidation under the Bankruptcy Code or any amendment thereto or under any other insolvency law providing for the relief of debtors; (f) the voluntary or involuntary making of an assignment of a substantial portion of its assets by Lessee or the benefit of creditors, appointment of a receiver or trustee for Lessee or for any of Lessee's assets, institution by or against Lessee of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of Lessee, or the making by Lessee of a transfer of all or a material portion of Lessee's assets or inventory not in the ordinary course of business; (g) the failure by Lessor and/or the assignees of Lessor to comply with Lessor's obligations.

16. REMEDIES. Upon Lessee's default, Lessor shall have the right to exercise any one or more of the following remedies: (a) without affecting
Lessors's title or right to possession of the equipment, declare due, sue for and recover all rent payments and other amounts then accrued or thereafter accruing for the entire lease term; (b) require Lessee to promptly redeliver the equipment in the manner specified in Section 13 hereof; or
(c) repossess the equipment. In addition, Lessor shall have all rights afforded to it under the Uniform Commercial Code.

Such return or repossession of equipment shall not terminate this Lease unless Lessor so notifies
Lessee in writing. Lessor at its option, may sell or release the equipment upon such terms as it determines and apply the proceeds all costs and expenses of repossession and disposition, reasonable attorney's fees, costs and expenses and, if this Lease is designated on its face to be a "true lease", an amount equal to 50% of the equipment's original cost to Lessor as liquidated damages for Lessor's loss of its residual salvage value at the normal expiration of the lease, plus any amounts due Lessor pursuant to Section 17 hereof.

Lessee shall promptly pay any resulting
deficiency, together with interest at the rate of one and one-half percent (1-1/2%) per month (or the maximum amount permitted by law, whichever is less) and Lessor's reasonable attorney's fees, costs and expenses if legal action is required to collect such deficiency. If Lessor is unable to repossess the equipment for any reason, the equipment shall be deemed a total loss and Lessee shall pay to Lessor the amount due pursuant to
Section 9 (c) All such remedies are cumulative and may be enforced separately or concurrently and are in addition to any other rights or remedies available to Lessor at law or in equity.

17.  DEPRECIATION.  IF THIS LEASE IS DESIGNATED TO
BE A "TRUE LEASE," SECTION 17 APPLIES WITH RESPECT
TO LOSS OF DEPRECIATION DEDUCTION IN ALL CASES TO
LESSEE.

18. OWNERSHIP; PERSONAL PROPERTY; MARKINGS. The equipment is, and shall at all times be and remain
(i) the sole and exclusive property of Lessor; and the Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease; (ii) personal property notwithstanding that the equipment or any part thereof may now be or hereafter become, in any manner affixed or attached to or imbedded in, permanently resting upon, real property or any building thereon. Lessee agrees to affix nameplates or decals to the equipment indicating
Lessor's ownership thereof if requested and supplied by Lessor.

19. LESSOR'S PAYMENT. In the event Lessee fails to pay any amounts due hereunder or to perform any of its other obligations under this Lease, Lessor may, at its option, pay such amounts or perform such obligations and Lessee shall reimburse Lessor the amount of such payment or cost of such performance upon demand together with interest at one and one-half percent
(1-1/2%) per month or the maximum amount permitted by law, whichever is less.

20.  ADDITIONAL DOCUMENTS; FEES.  If requested by
Lessor, Lessee shall execute, acknowledge, deliver to Lessor, record and file such documents as Lessor shall deem necessary or desirable to protect its interest in this Lease and the equipment. Lessor agrees to pay for all filing, recording and search fees incurred with respect to this Lease.

21. HOLDING OVER. Any use of the equipment by Lessee beyond the initial lease term or any renewal thereof shall be deemed to be an extension of the lease term on a month-to-month basis terminable by Lessor on ten (10) days notice to Lessee and all obligations of Lessee herein contained including payment of Budget Utility Cost
Amounts shall continue during such holding over.




22.  CHOICE OF LAW; SERVICE OF PROCESS.  This
Lease shall be binding and effective only when signed by an officer of Lessor at its home office
Miami, Florida and, except for local filing requirements, shall be governed by Florida Law and shall be deemed to have been made in Miami, Florida. Lessee does hereby submit to the jurisdiction of any courts (federal, state, or local) having a situ within the State of Florida with respect to any dispute, claim or suit arising out of or relating to this Lease or Lessee's obligations hereunder.

23. PURCHASE OR RENEWAL OPTION. If an event of default is not continuing hereunder, Lessee, by giving Lessor not less than ninety (90) days written notice prior to the expiration date of the lease term of the Equipment Schedule first expiring under the Lease, may elect to renew this Lease for an added 10 years and receive a Guaranteed 25% yearly reduction in the combined adjusted costs of Electric and Gas utilizing the same formula described herein, or the Lessee may purchase not less than all of the equipment then leased hereunder, at the times and in the manner hereinafter specified, for an amount equal to that stated on the face of this Lease, plus any applicable sales tax with respect to each item of equipment on the day immediately following the date of expiration of the lease term of such item, and by the delivery at such time by Lessee to Lessor of payment, in cash or be certified check, of the amount of the purchase price for the equipment, on an "AS IS," "WITH ALL FAULTS" basis, without representations or warranties of any kind whatsoever. If Lessee does not elect to exercise said purchase option, or renew this Agreement for an added 10 year period, Lessee shall return each item of equipment of Lessor, pursuant to and under the terms and conditions of Section 13 hereof, upon the expiration of the lease term thereof.


24.  ENTIRE AGREEMENT; NON-WAIVER; NOTICES;
SEVERABILITY, ATTORNEYS' FEES.
This Lease contains the entire and only
understanding between Lessor and Lessee relating to the subject matter hereof. Any representations, promises or conditions not contained herein shall not be binding unless in writing and signed by duly authorized representatives of each party. No covenant or condition of this Lease can be waived except by the written consent of Lessor. Any notices required to be given here-under shall be given in writing at the address of each party herein set forth, or to such other address as either party may substitute by written notice to the other.
Whenever reference is made herein to the "Lease", it shall be deemed to include any Schedules attached hereto identifying all items of equipment and the applicable term and rent, all of which constitute one indivisible lease of equipment to which all the terms and provisions hereof apply.
If any provisions of this Lease is held invalid, such invalidity shall not affect any other provisions hereof.

25. GENDER; NUMBER; JOINT AND SEVERAL LIABILITY;
AUTHORIZATION. Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter and the singular number includes the plural; whenever "Lessor" is used herein, it shall include all assignees of Lessor;
whenever the word "herein" is used referring to this Lease, it shall include the applicable
Schedules hereto.

If there is more than one Lessee named in this Lease the liability of each shall be joint and several. Lessee hereby authorizes Lessor to (i) insert equipment, serial numbers and other identification in the equipment description when known and (ii) correct any patent errors or omissions in this Lease.

26. SURVIVAL. Lessee's indemnities shall survive the expiration or other termination of this Lease.

27. SECURITY DEPOSIT. NONE, First Payment is due upon commissioning and acceptance of Systems on Site.

28. GUARANTEED OBLIGATIONS: As long as the Lessee pays timely all Monthly Budget Payments, Less the 10% Reduction and the Respective Current Monthly
Utility Bills with the remaining balance paid monthly to PSI, then PSI assumes the full responsibility for the capital cost, monitoring, maintenance and service of the systems associated with this Agreement. Any default by the Lessee in its obligations outlined herein, releases Power
Save International, Inc. from its obligations and transfers the full liability of this Agreement to the Lessee.

29. DEFINITION: Foundation Utility Costs are the amount of KWD, KWH and Therms, Costs and used in the initial prior 12 months as outlined in the PSI
Feasibility Study.

The Actual Yearly Usage of KWD, KWH and Therms as reduced by the installed systems operation, will have no impact in arriving at the adjusted
Foundation Utility Cost to establish the forthcoming years utility cost, budget monthly payments.

Yearly changes in building utilization, degree-day temperatures and Rate Structures will result in a Computer Generated Printout which will be the basis for each forthcoming years utility cost budget monthly payments.



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